Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), filed on August 12, 2016, pertaining to the Aptevo Therapeutics Inc. 2016 Stock Incentive Plan and Aptevo Therapeutics Inc. Converted Equity Awards Incentive Plan of Aptevo Therapeutics Inc. of our report dated April 15, 2016, with respect to the combined financial statements of the Biosciences Business of Emergent BioSolutions Inc. included in Form 10 (File No. 001-37746) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

                                                                                              /s/Ernst & Young LLP

McLean, Virginia

August 12, 2016